Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

J. Crew Group, Inc.:

We consent to the incorporation by reference in this registration statement on Form S-8 of the J.Crew Group, Inc. 2008 Equity Incentive Plan of our report dated March 26, 2008, with respect to the consolidated balance sheets of J.Crew Group, Inc. and subsidiaries as of February 3, 2007 and February 2, 2008, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended February 2, 2008, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of February 2, 2008, which reports appear in the February 2, 2008 annual report on Form 10-K of J.Crew Group, Inc.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” effective January 29, 2006 and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109,” effective February 4, 2007.

New York, New York

June 11, 2008

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